EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Flemington Pharmaceutical Corporation of our report dated August 31, 2001 relating to the financial statements of Flemington Pharmaceutical Corporation. We also hereby consent to the reference to us under the heading Experts in such Registration Statement.


WISS  &  COMPANY,  LLP

Livingston,  New  Jersey
April  12,  2002